Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARGOS THERAPEUTICS, INC.

ARGOS THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the Company is ARGOS THERAPEUTICS, INC. The Company’s original Certificate of Incorporation was filed on May 8, 1997 under the name “Dendritix, Inc.” The Company’s Fifth Amended and Restated Certificate of Incorporation was filed on August 23, 2012 (the Company’s Fifth Amended and Restated Certificate of Incorporation, the “Old Restated Certificate”).

2.	Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Sixth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Old Restated Certificate.

3.	The terms and provisions of this Sixth Amended and Restated Certificate of Incorporation have been duly approved by the holders of the required number of shares of each outstanding class of stock of this Company pursuant to Subsection 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) in accordance with Section 228 of the General Corporation Law.

4.	The text of the Old Restated Certificate is as hereby restated and further amended to read in its entirety as follows:

1.	NAME

The name of the Company shall be ARGOS THERAPEUTICS, Inc.

2.	ADDRESS

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, New Castle County, Delaware, 19808 and the name of the registered agent is Corporation Service Company.

3.	PURPOSE

The purpose for which the Company is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	STOCK

4.1 Authorization of Stock. The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Sixth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 280,700,000, of which (i) 120,000,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 160,700,000 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,200,000 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 18,500,000 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 40,000,000 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”), 31,000,000 shares are of a series of such class designated “Series D Preferred Stock” (the “Series D Preferred”) and 70,000,000 shares are of a series of such class designated “Series E Preferred Stock” (the “Series E Preferred”).

4.2 Powers and Qualifications of Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein, and are as follows:

4.2.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Common (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have one vote for each full share of Common (or the applicable fraction of one vote, for a fraction of a share); provided, however, that, except as otherwise required by law, holders of Common, as such, shall not be entitled to vote on any amendment to the Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate or pursuant to the General Corporation Law. The number of authorized shares of Common may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred shall vote together, on an as-converted basis, and not as separate classes or series.

4.2.2	Dividends. Subject to the rights of holders of Preferred set forth in Sections 4.3.2, 4.4.2, 4.5.2, 4.6.2 and 4.7.2 of this Restated Certificate and except as otherwise provided herein, the holders of Common shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Company’s Board of Directors (the “Board of Directors”) may determine in its sole discretion; provided, however, that no dividends may be declared on outstanding shares of Common unless such dividends also shall have been declared on all outstanding Preferred.

4.2.3	Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, including but not limited to any transaction under Section 4.3.3.4, 4.4.3.4, 4.5.3.4, 4.6.3.4 and 4.7.3.4, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.3.3.1, 4.4.3.1, 4.5.3.1, 4.6.3.1 and 4.7.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred in accordance with the provisions of Sections 4.3.3.3, 4.4.3.3, 4.5.3.3, 4.6.3.3 and 4.7.3.3 of this Restated Certificate.

4.3 Powers and Qualifications of Series A Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series A Preferred are as follows:

4.3.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series A Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series A Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together as a single class, on an as-converted basis, and not as separate classes or series.

4.3.2	Dividends.

4.3.2.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.2, holders of Series D Preferred pursuant to the provisions of Section 4.6.2, holders of Series C Preferred pursuant to the provisions of Section 4.5.2 and holders of Series B Preferred pursuant to the provisions of Section 4.4.2, holders of Series A Preferred shall be entitled to receive dividends at the rate of 8% of the Series A Original Purchase Price (as defined below) (such amount to be adjusted proportionately in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. The “Series A Original Purchase Price” shall be $1.00.

4.3.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.3.2.1 (adjusted in accordance therewith, if applicable) on the Series A Preferred, shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Common, unless a dividend is paid with respect to all outstanding shares of Series A Preferred in an amount for each such share of Series A Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series A Preferred could then be converted.

4.3.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.3.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series A Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under Section 4.3.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series A Preferred then held by such holder are then convertible.

4.3.3	Liquidation Rights.

4.3.3.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.3, holders of Series D Preferred pursuant to the provisions of Section 4.6.3, holders of Series C Preferred pursuant to the provisions of Section 4.5.3 and holders of Series B

Preferred pursuant to the provisions of Section 4.4.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series A Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Common, an amount equal to (i) 32% of the Series A Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company (the sum of clauses (i) and (ii), the “Series A Liquidation Preference”). In the event the Company fails to secure non-dilutive funding such that the Warrants (as defined in the Series E Purchase Agreement) issued in connection with the Initial Closing (as defined in the Series E Purchase Agreement) become exercisable by their terms (such event, the “Preference Reduction Trigger”), the Series A Liquidation Preference for all purposes shall be reduced to an amount equal to any dividends on such share of Series A Preferred which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.3.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series B Preferred of the full Series B Liquidation Preference, holders of Series C Preferred of the full Series C Liquidation Preference, holders of Series D Preferred of the full Series D Liquidation Preference and holders of Series E Preferred of the full Series E Liquidation Preference, the assets to be distributed to the holders of Series A Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.3.3.1 of this Restated Certificate, then all of the then-remaining assets of the Company to be distributed shall be distributed ratably to the holders of Series A Preferred.

4.3.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.7.3.1, 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an as-converted basis.

4.3.3.4 For purposes of this Restated Certificate, including without limitation Sections 4.7.3, 4.6.3, 4.5.3, 4.4.3 and 4.3.3, unless waived by the holders of at least seventy percent (70%) of the outstanding shares of Series E Preferred, voting as a single class on an as-converted to Common Stock basis (the “Series E Approval Amount”), each of the following events shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5, 4.6.3.5 and 4.7.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5, 4.6.3.1 through 4.6.3.5 and 4.7.3.1 through 4.7.3.5: (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction resulting in ownership of more than 50% of the equity of the acquiring corporation by shareholders of the Company) or (ii) a sale of the voting control of the Company or (iii) a sale of all or substantially all of the assets of the Company. Each of the events specified in clauses (i) through (iii) above, shall be known as a “Deemed Liquidation Event.” The sale of shares of Series E Preferred pursuant to the Series E Preferred Stock and Warrant Purchase

Agreement, dated on or about the Filing Date (as defined below), as the same may be amended, restated or otherwise modified from time to time (the “Series E Purchase Agreement”) shall not be treated as a liquidation, dissolution or winding up of the Company.

4.3.3.5 Whenever the distribution provided for in this Section 4.3.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.3.3.6 In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement with respect to such Deemed Liquidation Event shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Sections 4.3.3, 4.4.3, 4.5.3, 4.6.3 and 4.7.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (ii) any Additional Consideration which becomes payable to the stockholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with Sections 4.3.3, 4.4.3, 4.5.3, 4.6.3 and 4.7.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 4.3.3.6, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

4.3.4	Conversion.

4.3.4.1 Terms of Conversion.

4.3.4.1.1 Optional Conversion. The holder of each share of Series A Preferred shall have the right (the “Series A Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.3.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A)	$1.00,

by:

(B)	the Series A Conversion Price (as defined below) in effect at the time of conversion.

The “Series A Conversion Price” as of the date of the filing of this Restated Certificate (the “Filing Date”) shall be $22.6272 and shall be subject to adjustment from time to time as provided in this Section 4.3.4.

4.3.4.1.2 Mandatory Conversion. All of the outstanding Series A Preferred shall, without any further action by a holder thereof, convert into Common (a “Series A Mandatory Conversion”) upon the first to occur of the following (each a “Series A Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering (as defined below), (B) at such time as at least two-thirds of the aggregate number of shares of Series A Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, or (D) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount with respect to the conversion of all Preferred into Common. In each case each share of Series A Preferred shall be automatically converted, without cost, on the terms of this Section 4.3.4, into the number of shares of Common into which such share of Series A Preferred would be convertible under Section 4.3.4.1.1 immediately prior to such conversion. As used in this Restated Certificate, “Qualified Public Offering” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common for the account of the Company to the public at a price per share of not less than three times the Series E Original Purchase Price (as defined below) (as adjusted for stock splits, dividends and the like) with aggregate proceeds to the Company of not less than $50,000,000 (before deduction of underwriters commissions and expenses).

4.3.4.2 Mechanics of Conversion.

4.3.4.2.1 Optional Conversion. A holder of any share of Series A Preferred may exercise the Series A Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series A Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series A Preferred being converted shall also evidence shares of Series A Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series A Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series A Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.3.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series A Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series A Mandatory Conversion Event.

Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series A Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series A Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.3.4.3 Effective Date of Conversion.

4.3.4.3.1 Optional Conversion. The conversion of any shares of Series A Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.3.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.3.4.3.2 Mandatory Conversion. The conversion of shares of Series A Preferred shall take place upon the first to occur of the Series A Mandatory Conversion Events, whether or not the certificates representing such shares of Series A Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.3.4.4 Adjustment of Conversion Price.

4.3.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series A Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.3.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series A Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.3.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series A Conversion Price pursuant to Sections 4.3.4.4.1 or 4.3.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation), excluding a Deemed Liquidation Event,

the Common issuable upon the conversion of the Series A Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred (or of any securities into which the Series A Preferred is changed or for which the Series A Preferred is exchanged), so that:

(X) the holders of Series A Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series A Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 4.3.4.4.

The provisions of this Section 4.3.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.3.4.4.4 Additional Shares of Common.

(A) As used in this Restated Certificate, the term “Additional Shares of Common” means all shares of Common issued by the Company, or deemed to be issued pursuant to Section 4.3.4.4.5, after the Filing Date, whether or not subsequently reacquired or retired by the Company, other than:

(1) shares of Common issued in transactions giving rise to adjustments under Sections 4.3.4.4.1, 4.3.4.4.2, 4.3.4.4.3, 4.4.4.4.1, 4.4.4.4.2, 4.4.4.4.3, 4.5.4.4.1, 4.5.4.4.2, 4.5.4.4.3, 4.6.4.4.1, 4.6.4.4.2, 4.6.4.4.3, 4.7.4.4.1, 4.7.4.4.2 or 4.7.4.4.3,

(2) shares of Common issued upon conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred,

(3) shares of Common issued upon the exercise of any options granted to employees or directors of, or consultants to, the Company as compensation for services rendered to the Company pursuant to one or more option plans approved by the affirmative vote or written consent of the Board of Directors and holders of at least the Series E Approval Amount,

(4) Securities issued pursuant to the Series E Purchase Agreement,

(5) shares of Common issued upon the exercise of warrants (i) described in the Disclosure Schedule to the Series E Purchase Agreement or (ii) issued pursuant to the Series E Purchase Agreement, and shares of Series E Preferred issued upon exercise of warrants issued pursuant to the Series E Purchase Agreement,

(6) securities issuable to The Rockefeller University, Baylor Research Institute, Friedrich Alexander Universitat Erlangen or their respective affiliates as milestone payments in connection with FDA or similar filings relating to products utilizing intellectual property licensed from any such person by the Company, so long as such issuance is approved by the Board of Directors, which approval shall include the approval of at least three Investor Members (as such term is defined in the Sixth Amended and Restated Stockholders’ Agreement by and among the Company and the other parties thereto dated on or about the Filing Date, as it may be amended, restated or otherwise modified from time to time (the “Stockholders’ Agreement”)), or

(7) shares of Series D Preferred issued pursuant to that certain Amendment and Exchange Agreement, dated on or about the Filing Date, by and among the Company and the stockholders of the Company named therein.

(B) If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series A Conversion Price in effect at such issuance or (ii) the Series E Conversion Price (as defined below) in effect at such issuance, then the Series A Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series A Conversion Price by a fraction:

(1) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such

Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series A Conversion Price, and

(2) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series A Conversion Price be reduced below $0.01.

(C) The term “Common Outstanding” shall include all Common issued and outstanding and issuable upon exercise or conversion of all outstanding Convertible Securities. In the case of Convertible Securities which are, by their terms, convertible into securities that have not yet been authorized or designated or which are convertible into, or exercisable for, securities at a conversion rate or exercise price (or into or for a corresponding number of shares of Common) which may not be determined at the time of the determination under Section 4.3.4.4.4(B), such Convertible Securities shall be deemed to be converted or exercised based upon a rate or price (and for a number of shares of Common) reflecting: (i) if such Convertible Securities have a provision which contains a price or rate which is fixed or can be fixed as of the date of the determination under Section 4.3.4.4.4(B), then such price or rate or (ii) otherwise, at the price of securities issued in the Company’s most recent equity financing.

4.3.4.4.5 Convertible Securities.

(A) As used in this Restated Certificate, the term “Convertible Securities” means all rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common or other Convertible Securities.

(B) For the purpose of the adjustment required under Section 4.3.4.4.4 with respect to Series A Preferred, Section 4.4.4.4.4 with respect to Series B Preferred, Section 4.5.4.4.4 with respect to Series C Preferred, Section 4.6.4.4.4 with respect to Series D Preferred or Section 4.7.4.4.4 with respect to Series E Preferred, if at any time or from time to time after the first date of issuance of any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, the Company issues or sells Convertible Securities (other than options or rights exercisable for or convertible into shares of Common referred to in clauses (3), (4), (5), (6) and (7) of the definition of Additional Shares of Common Stock), then in each case the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities plus the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise or conversion of such Convertible Securities and the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Company on issuance of such Convertible Securities) upon the exercise of any Convertible Securities issuable upon the exercise or conversion of such Convertible Securities. No further adjustment of the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise or the conversion of any such Convertible Securities; provided, however, that if the Convertible Securities or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, or are exercised for a lesser number of Additional Shares of Common Stock or with a greater consideration paid to the Company than was previously deemed to be issued or received by the Company, the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, adjusted upon the issuance of such Convertible Securities shall be readjusted to the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Convertible Securities constituting warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Company on issuance of such Convertible Securities) on the conversion of such Convertible Securities.

4.3.4.4.6 Valuation of Consideration. For purposes of the operation of Sections 4.3.4.4.4, 4.3.4.4.5, 4.4.4.4.4, 4.4.4.4.5, 4.5.4.4.4, 4.5.4.4.5, 4.6.4.4.4, 4.6.4.4.5 4.7.4.4.4 or 4.7.4.4.5, the consideration received by the Company for any issue or sale of securities shall:

(A) to the extent it consists of cash, be computed as the aggregate amount of cash received by the Company;

(B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and

(C) if Additional Shares of Common or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common or Convertible Securities.

4.3.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series B Preferred pursuant to the provisions of Section 4.4.4.4.7, holders of Series C Preferred pursuant to the provisions of Section 4.5.4.4.7, holders of Series D Preferred pursuant to Section 4.6.4.4.7 and holders of Series E Preferred pursuant to Section 4.7.4.4.7, if the Company, at any time while any of the Series A Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series A Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series A Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.3.3 of this Restated Certificate.

4.3.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series A Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series A Preferred.

4.3.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series A Preferred will, upon issuance, be fully paid and non-assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series A Conversion Right of any Series A Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.3.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.3.4.4, the Company shall mail to each holder of Series A Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.3.4.8 Notice of Adjustments. Whenever the Series A Conversion Price or the kind of securities issuable upon the conversion of Series A Preferred, or both, shall be adjusted pursuant to Section 4.3.4.4, the Company shall mail to each holder of Series A Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Series A Conversion Price and the kind of securities issuable upon the conversion of Series A Preferred after giving effect to such adjustment.

4.3.5	Redemption.

4.3.5.1 For purposes of this Restated Certificate, the “Redemption Trigger Date” means July 31, 2018.

4.3.5.2 No share of Series A Preferred shall be redeemed under the provisions of this Section 4.3.5 if there are shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred outstanding at such time unless funds required to satisfy the Series B Redemption Price (as defined below), Series C Redemption Price (as defined below), Series D Redemption Price (as defined below) and Series E Redemption Price (as defined below) of all such shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred have been set apart by the Company for payment as described in Sections 4.4.5.6, 4.5.5.6, 4.6.5.6 and 4.7.5.5.

4.3.5.3 Subject to the limitation set forth in Section 4.3.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series A Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series A Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series A Redemption Election”), the Company will provide a written notice (“Series A Redemption Notice”) advising each holder of Series A Preferred of the proposed redemption in the form required under Section 4.3.5.3.1. The Board of Directors shall establish the date on which the Series A Preferred will be redeemed (“Series A Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series A Redemption Election. On the Series A Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series A Preferred at a price per share equal to the Series A Liquidation Preference (the “Series A Redemption Price”).

4.3.5.3.1 The Series A Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series A Preferred have elected to require the Company to redeem all outstanding shares of Series A Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series A Preferred the Company can redeem,

(c)	the Series A Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series A Preferred to be redeemed.

4.3.5.4 Each holder of shares of Series A Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series A Redemption Date) the Series A Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.3.5.5 If the Series A Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.3.5.6 with respect to any shares of Series A Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series A Redemption Date, except only the right of the holder to receive the Series A Redemption Price upon surrender of the certificate evidencing such shares.

4.3.5.6 Subject to Section 4.3.5.2, within 10 business days of the Company’s receipt of the Series A Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series A Redemption Price of all outstanding shares of Series A Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series A Redemption Date, the Series A Redemption Price to the respective holders of Series A Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series A Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series A Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series A Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series A Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series A Redemption Price with respect to such shares only from the Company.

4.3.5.7 Subject to Section 4.3.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series A Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series A Redemption Election in accordance with Section 4.3.5.6. The maximum number of full shares of Series A Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series A Preferred as of the date of such Series A Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series A Preferred ratably from the holders thereof as funds legally available therefor become available.

4.3.5.8 Nothing in this Section 4.3.5 shall prevent any holder of shares of Series A Preferred from exercising the Series A Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.3.6	No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.4 Powers and Qualifications of Series B Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series B Preferred are as follows:

4.4.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series B Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series B Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together as a single class, on an as-converted basis, and not as separate classes or series.

4.4.2	Dividends.

4.4.2.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.2, holders of Series D Preferred pursuant to the provisions of Section 4.6.2 and holders of Series C Preferred pursuant to the provisions of Section 4.5.2, the holders of Series B Preferred shall be entitled to receive dividends at the rate of 8% of the Series B Original Purchase Price (as defined below) (such amount to be adjusted proportionately in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. The “Series B Original Purchase Price” shall be $1.76.

4.4.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.4.2.1 (adjusted in accordance therewith, if applicable) on the Series B Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series B Preferred in an amount for each such share of Series B Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series B Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series A Preferred, that such shares of Series A Preferred had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.4.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.4.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series B Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under Section 4.4.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series B Preferred then held by such holder are then convertible.

4.4.3	Liquidation Rights.

4.4.3.1 Subject to the rights of holders of Series E Preferred pursuant to Section 4.7.3, holders of Series D Preferred pursuant to Section 4.6.3 and holders of Series C Preferred pursuant to the provisions of Section 4.5.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series B Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series A Preferred or Common, an amount equal to (i) 32% of the Series B Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company (the sum of clauses (i) and (ii), the “Series B Liquidation Preference”). Upon the occurrence of a Preference Reduction Trigger, the Series B Liquidation Preference for all purposes shall be reduced to an amount equal to any dividends on such share of Series B Preferred which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.4.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series E Preferred of the full Series E Liquidation Preference, holders of Series D Preferred of the full Series D Liquidation Preference and holders of Series C Preferred of the full Series C Liquidation Preference, the assets to be distributed to the holders of Series B Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.4.3.1 of this Restated Certificate, then all of the then-remaining assets of the Company to be distributed shall be distributed ratably to the holders of Series B Preferred.

4.4.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.7.3.1, 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an as-converted basis.

4.4.3.4 Unless waived by the holders of at least the Series E Approval Amount, each of the Deemed Liquidation Events specified in Section 4.3.3.4 shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5, 4.6.3.5 and 4.7.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5, 4.6.3.1 through 4.6.3.5 and 4.7.3.1 through 4.7.3.5.

4.4.3.5 Whenever the distribution provided for in this Section 4.4.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.4.4	Conversion.

4.4.4.1 Terms of Conversion.

4.4.4.1.1 Optional Conversion. The holder of each share of Series B Preferred shall have the right (the “Series B Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.4.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $1.76,

by:

(B) the Series B Conversion Price (as defined herein) in effect at the time of conversion.

The “Series B Conversion Price” as of the Filing Date shall be $22.6272 and shall be subject to adjustment from time to time as provided in this Section 4.4.4.

4.4.4.1.2 Mandatory Conversion. All of the outstanding Series B Preferred shall, without any further action by a holder thereof, convert into Common (a “Series B Mandatory Conversion”) upon the first to occur of the following (each a “Series B Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least two-thirds of the aggregate number of shares of Series B Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred, or (D) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount with respect to the conversion of all Preferred into Common. In each case each share of Series B Preferred shall be automatically converted, without cost, on the terms of this Section 4.4.4, into the number of shares of Common into which such share of Series B Preferred would be convertible under Section 4.4.4.1.1 immediately prior to such conversion.

4.4.4.2 Mechanics of Conversion.

4.4.4.2.1 Optional Conversion. A holder of any share of Series B Preferred may exercise the Series B Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series B Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series B Preferred being converted shall also evidence shares of Series B Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series B Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.4.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series B Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series B Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series B Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.4.4.3 Effective Date of Conversion.

4.4.4.3.1 Optional Conversion. The conversion of any shares of Series B Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.4.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.4.4.3.2 Mandatory Conversion. The conversion of shares of Series B Preferred shall take place upon the first to occur of the Series B Mandatory Conversion Events, whether or not the certificates representing such shares of Series B Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.4.4.4 Adjustment of Conversion Price.

4.4.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series B Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.4.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series B Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.4.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series B Conversion Price pursuant to Sections 4.4.4.4.1 or 4.4.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series B Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series B Preferred (or of any securities into which the Series B Preferred is changed or for which the Series B Preferred is exchanged), so that:

(X) the holders of Series B Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series B Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series B Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series B Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 4.4.4.4.

The provisions of this Section 4.4.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.4.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series B Conversion Price in effect at such issuance or (ii) the Series E Conversion Price in effect at such issuance, then the Series B Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series B Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series B Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series B Conversion Price be reduced below $0.01.

4.4.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.4.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.4.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.4.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.4.4.7, holders of Series D Preferred pursuant to the provisions of Section 4.6.4.4.7 and holders of Series C Preferred pursuant to the provisions of Section 4.5.4.4.7, if the Company, at any time while any of the Series B Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series B Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series B Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.4.3 of this Restated Certificate.

4.4.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series B Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series B Preferred.

4.4.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series B Preferred will, upon issuance, be fully paid and non-assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series B Conversion Right of any Series B Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.4.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.4.4.4, the Company shall mail to each holder of Series B Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.4.4.8 Notice of Adjustments. Whenever the Series B Conversion Price or the kind of securities issuable upon the conversion of Series B Preferred, or both, shall be adjusted pursuant to Section 4.4.4.4, the Company shall mail to each holder of Series B Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Series B Conversion Price and the kind of securities issuable upon the conversion of Series B Preferred after giving effect to such adjustment.

4.4.5	Redemption.

4.4.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.4.5.2 No share of Series B Preferred shall be redeemed under the provisions of this Section 4.4.5 if there are shares of Series E Preferred, Series D Preferred or Series C Preferred

outstanding at such time unless funds required to satisfy the Series E Redemption Price, Series D Redemption Price and Series C Redemption Price of all such shares of Series E Preferred, Series D Preferred and Series C Preferred have been set apart by the Company for payment as described in Sections 4.5.5.6, 4.6.5.6 and 4.7.5.5.

4.4.5.3 Subject to the limitation set forth in Section 4.4.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series B Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series B Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series B Redemption Election”), the Company will provide a written notice (“Series B Redemption Notice”) advising each holder of Series B Preferred of the proposed redemption in the form required under Section 4.4.5.3.1. The Board of Directors shall establish the date on which the Series B Preferred will be redeemed (“Series B Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series B Redemption Election. On the Series B Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series B Preferred at a price per share equal to the Series B Liquidation Preference (the “Series B Redemption Price”).

4.4.5.3.1 The Series B Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series B Preferred have elected to require the Company to redeem all outstanding shares of Series B Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series B Preferred the Company can redeem,

(c)	the Series B Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series B Preferred to be redeemed.

4.4.5.4 Each holder of shares of Series B Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series B Redemption Date) the Series B Redemption Price for such shares of Series B Preferred shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.4.5.5 If the Series B Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.4.5.6 with respect to any shares of Series B Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series B Redemption Date, except only the right of the holder to receive the Series B Redemption Price upon surrender of the certificate evidencing such shares.

4.4.5.6 Subject to Section 4.4.5.2, within 10 business days of the Company’s receipt of the Series B Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series B Redemption Price of all outstanding shares of Series B Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series B Redemption Date, the Series B Redemption Price to the respective holders of Series B Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series B Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series B Redemption Price, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series B Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series B Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series B Redemption Price with respect to such shares only from the Company.

4.4.5.7 Subject to Section 4.4.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series B Preferred redemption requirements in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series B Redemption Election in accordance with Sections 4.4.5.6. The maximum number of full shares of Series B Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series B Preferred as of the date of such Series B Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series B Preferred ratably from the holders thereof as funds legally available therefor become available.

4.4.5.8 Nothing in this Section 4.4.5 shall prevent any holder of shares of Series B Preferred from exercising the Series B Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.4.6	No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.5 Powers and Qualifications of Series C Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series C Preferred are as follows:

4.5.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series C Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series C Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together as a single class, on an as-converted basis, and not as separate classes or series.

4.5.2	Dividends.

4.5.2.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.2 and the holders of Series D Preferred pursuant to the provisions of Section 4.6.2, holders of Series C Preferred shall be entitled to receive dividends at the rate of 8% of the Series C Original Purchase Price (as defined below) (such amount to be adjusted proportionately in the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. The “Series C Original Purchase Price” shall be $0.289018.

4.5.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series B Preferred, Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.5.2.1 (adjusted in accordance therewith, if applicable) on the Series C Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series B Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series C Preferred in an amount for each such share of Series C Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series C Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series B Preferred or Series A Preferred, that such shares of Series B Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.5.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.5.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series C Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under 4.5.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series C Preferred then held by such holder are then convertible.

4.5.3	Liquidation Rights.

4.5.3.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.3 and holders of Series D Preferred pursuant to the provisions of Section 4.6.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series C Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series B Preferred, Series A Preferred or Common, an amount equal to (i) 32% of the Series C Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company (the sum of clauses (i) and (ii), the “Series C Liquidation Preference”). Upon the occurrence of a Preference Reduction Trigger, the Series C Liquidation Preference for all purposes shall be reduced to an amount equal to any dividends on such share of Series C Preferred which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.5.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series D Preferred of the full Series D Liquidation Preference and the holders of Series E Preferred of the full Series E Liquidation Preference, the assets to be distributed to the holders of Series C Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.5.3.1 of this Restated Certificate, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series C Preferred.

4.5.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.7.3.1, 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an as-converted basis.

4.5.3.4 Unless waived by the holders of at least the Series E Approval Amount, each of the Deemed Liquidation Events specified in Section 4.3.3.4 shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5, 4.6.3.5 and 4.7.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5, 4.6.3.1 through 4.6.3.5 and 4.7.3.1 through 4.7.3.5.

4.5.3.5 Whenever the distribution provided for in this Section 4.5.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.5.4	Conversion.

4.5.4.1 Terms of Conversion.

4.5.4.1.1 Optional Conversion. The holder of each share of Series C Preferred shall have the right (the “Series C Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.5.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $0.289018,

by:

(B) the Series C Conversion Price (as defined below) in effect at the time of conversion.

The “Series C Conversion Price” as of the date of the Filing Date shall be $6.539668 and shall be subject to adjustment from time to time as provided in this Section 4.5.4.

4.5.4.1.2 Mandatory Conversion. All of the outstanding Series C Preferred shall, without any further action by a holder thereof, convert into Common (a “Series C Mandatory Conversion”) upon the first to occur of the following (each a “Series C Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least 60% of the aggregate number of shares of Series C Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred, or (D) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount with respect to the conversion of all Preferred into Common. In each case each share of Series C Preferred shall be automatically converted, without cost, on the terms of this Section 4.5.4, into the number of shares of Common into which such share of Series C Preferred would be convertible under Section 4.5.4.1.1 immediately prior to such conversion.

4.5.4.2 Mechanics of Conversion.

4.5.4.2.1 Optional Conversion. A holder of any share of Series C Preferred may exercise the Series C Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series C Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series C Preferred being converted shall also evidence shares of Series C Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series C Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series C Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.5.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series C Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series C Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series C Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series C Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.5.4.3 Effective Date of Conversion.

4.5.4.3.1 Optional Conversion. The conversion of any shares of Series C Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.5.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.5.4.3.2 Mandatory Conversion. The conversion of shares of Series C Preferred shall take place upon the first to occur of the Series C Mandatory Conversion Events, whether or not the certificates representing such shares of Series C Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.5.4.4 Adjustment of Conversion Price.

4.5.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series C Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.5.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series C Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.5.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series C Conversion Price pursuant to Sections 4.5.4.4.1 or 4.5.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series C Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series C Preferred (or of any securities into which the Series C Preferred is changed or for which the Series C Preferred is exchanged), so that:

(X) the holders of Series C Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series C Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series C Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series C Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 4.5.4.4.

The provisions of this Section 4.5.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.5.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series C Conversion Price in effect at such issuance or (ii) the Series E Conversion Price in effect at such issuance, then the

Series C Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series C Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series C Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series C Conversion Price be reduced below $0.01.

4.5.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.5.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.5.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.5.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.4.4.7 and holders of Series D Preferred pursuant to the provisions of Section 4.6.4.4.7, if the Company, at any time while any of the Series C Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series C Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series C Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.5.3 of this Restated Certificate.

4.5.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series C Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series C Preferred.

4.5.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series C Preferred will, upon issuance, be fully paid and non-assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series C Conversion Right of any Series C Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.5.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.5.4.4, the Company shall mail to each holder of Series C Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.5.4.8 Notice of Adjustments. Whenever the Series C Conversion Price or the kind of securities issuable upon the conversion of Series C Preferred, or both, shall be adjusted pursuant to Section 4.5.4.4, the Company shall mail to each holder of Series C Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Series C Conversion Price and the kind of securities issuable upon the conversion of Series C Preferred after giving effect to such adjustment.

4.5.5	Redemption.

4.5.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.5.5.2 No share of Series C Preferred shall be redeemed under the provisions of this Section 4.5.5 if there are shares of Series E Preferred or Series D Preferred outstanding at such time unless funds required to satisfy the Series E Redemption Price and the Series D Redemption Price of all such shares of Series E Preferred and Series D Preferred have been set apart by the Company for payment as described in Section 4.6.5.6 and 4.7.5.5.

4.5.5.3 Subject to the limitation set forth in Section 4.5.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series C Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series C Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series C Redemption Election”), the Company will provide a written notice (“Series C Redemption Notice”) advising each holder of Series C Preferred of the proposed redemption in the form required under Section 4.5.5.3.1. The Board of Directors shall establish the date on which the Series C Preferred will be redeemed (“Series C Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series C Redemption Election. On the Series C Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series C Preferred at a price per share equal to the Series C Liquidation Preference (the “Series C Redemption Price”).

4.5.5.3.1 The Series C Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series C Preferred have elected to require the Company to redeem all outstanding shares of Series C Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series C Preferred the Company can redeem,

(c)	the Series C Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series C Preferred to be redeemed.

4.5.5.4 Each holder of shares of Series C Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series C Redemption Date) the Series C Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.5.5.5 If the Series C Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.5.5.6 with respect to any shares of Series C Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series C Redemption Date, except only the right of the holder to receive the Series C Redemption Price upon surrender of the certificate evidencing such shares.

4.5.5.6 Subject to Section 4.5.5.2, within 10 business days of the Company’s receipt of the Series C Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series C Redemption Price of all outstanding shares of Series C Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series C Redemption Date, the Series C Redemption Price to the respective holders of Series C Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series C Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series C Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series C Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series C Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series C Redemption Price with respect to such shares only from the Company.

4.5.5.7 Subject to Section 4.5.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series C Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series C Redemption Election in accordance with Section 4.5.5.6. The maximum number of full shares of Series C Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series C Preferred as of the date of such Series C Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series C Preferred ratably from the holders thereof as funds legally available therefor become available.

4.5.5.8 Nothing in this Section 4.5.5 shall prevent any holder of shares of Series C Preferred from exercising the Series C Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.5.6	No Reissuance of Series C Preferred. No share or shares of Series C Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.6 Powers and Qualifications of Series D Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series D Preferred are as follows:

4.6.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series D Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series D Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together as a single class, on an as-converted basis, and not as separate classes or series.

4.6.2	Dividends.

4.6.2.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.2, the holders of Series D Preferred shall be entitled to receive dividends at the rate of 8% of the Series D Original Purchase Price (as defined below) (such amount to be adjusted proportionately in the event the shares of Series D Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and non-cumulative. The “Series D Original Purchase Price” shall be $1.978565.

4.6.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series C Preferred, Series B Preferred, Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.6.2.1 (adjusted in accordance therewith, if applicable) on the Series D Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series C Preferred, Series B Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series D Preferred in an amount for each such share of Series D Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series D Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series C Preferred, Series B Preferred or Series A Preferred, that such shares of Series C Preferred, Series B Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.6.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.6.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series D Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under 4.6.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series D Preferred then held by such holder are then convertible.

4.6.3	Liquidation Rights.

4.6.3.1 Subject to the rights of holders of Series E Preferred pursuant to the provisions of Section 4.7.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series D Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series C Preferred, Series B Preferred, Series A Preferred or Common, an amount equal to (i) 100% of the Series D Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series D Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company (the sum of clauses (i) and (ii), the “Series D Liquidation Preference”).

4.6.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to the payment to holders of Series E Preferred of the full Series E Liquidation Preference, the assets to be distributed to the holders of Series D Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.6.3.1 of this Restated Certificate, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series D Preferred.

4.6.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.7.3.1, 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an as-converted basis.

4.6.3.4 Unless waived by the holders of at least the Series E Approval Amount, each of the Deemed Liquidation Events specified in Section 4.3.3.4 shall be treated as a liquidation,

dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5, 4.6.3.5 and 4.7.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5, 4.6.3.1 through 4.6.3.5 and 4.7.3.1 through 4.7.3.5.

4.6.3.5 Whenever the distribution provided for in this Section 4.6.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.6.4	Conversion.

4.6.4.1 Terms of Conversion.

4.6.4.1.1 Optional Conversion. The holder of each share of Series D Preferred shall have the right (the “Series D Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.6.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) the Series D Original Purchase Price,

by:

(B) the Series D Conversion Price (as defined below) in effect at the time of conversion.

The “Series D Conversion Price” as of the Filing Date shall be $1.978565 and shall be subject to adjustment from time to time as provided in this Section 4.6.4.

4.6.4.1.2 Mandatory Conversion. All of the outstanding Series D Preferred shall, without any further action by a holder thereof, convert into Common (a “Series D Mandatory Conversion”) upon the first to occur of the following (each a “Series D Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least 60% of the aggregate number of shares of Series D Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series D Preferred, or (D) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount with respect to the conversion of all Preferred into Common. In each case, each share of Series D Preferred shall be automatically converted, without cost, on the terms of this Section 4.7.4, into the number of shares of Common into which such share of Series D Preferred would be convertible under 4.6.4.1.1 immediately prior to such conversion.

4.6.4.2 Mechanics of Conversion.

4.6.4.2.1 Optional Conversion. A holder of any share of Series D Preferred may exercise the Series D Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series D Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series D Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series D Preferred being converted shall also evidence shares of Series D Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series D Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series D Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.6.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series D Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series D Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series D Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series D Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.6.4.3 Effective Date of Conversion.

4.6.4.3.1 Optional Conversion. The conversion of any shares of Series D Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.6.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.6.4.3.2 Mandatory Conversion. The conversion of shares of Series D Preferred shall take place upon the first to occur of the Series D Mandatory Conversion Events, whether or not the certificates representing such shares of

Series D Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.6.4.4 Adjustment of Conversion Price.

4.6.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series D Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.6.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series D Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.6.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series D Conversion Price pursuant to Sections 4.6.4.4.1 or 4.6.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series D Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series D Preferred (or of any securities into which the Series D Preferred is changed or for which the Series D Preferred is exchanged), so that:

(X) the holders of Series D Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series D Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series D Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series D Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 4.6.4.4.

The provisions of this Section 4.6.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.6.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series D Conversion Price in effect at such issuance or (ii) the Series E Conversion Price in effect at such issuance, then the Series D Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series D Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series D Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series D Conversion Price be reduced below $0.01.

4.6.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.6.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.6.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.6.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series E Preferred pursuant to Section 4.7.4.4.7, if the Company, at any time while any of the Series D Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series D Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series D Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.6.3 of this Restated Certificate.

4.6.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series D Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series D Preferred.

4.6.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series D Preferred will, upon issuance, be fully paid and non-assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series D Conversion Right of any Series D Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.6.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.6.4.4, the Company shall mail to each holder of Series D Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.6.4.8 Notice of Adjustments. Whenever the Series D Conversion Price or the kind of securities issuable upon the conversion of Series D Preferred, or both, shall be adjusted pursuant to Section 4.7.4.4, the Company shall mail to each holder of Series D Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Series D Conversion Price and the kind of securities issuable upon the conversion of Series D Preferred after giving effect to such adjustment.

4.6.5	Redemption.

4.6.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.6.5.2 No share of Series D Preferred shall be redeemed under the provisions of this Section 4.6.5 if there are shares of Series E Preferred outstanding at such time unless funds required to satisfy the Series E Redemption Price of all such shares of Series E Preferred have been set apart by the Company for payment as described in Section 4.7.5.5.

4.6.5.3 Subject to the limitation set forth in Section 4.6.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series D Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series D Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series D Redemption Election”), the Company will provide a written notice (“Series D Redemption Notice”) advising each holder of Series D Preferred of the proposed redemption in the form required under Section 4.6.5.3.1. The Board of Directors shall establish the date on which the Series D Preferred will be redeemed (“Series D Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series D Redemption Election. On the Series D Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series D Preferred at a price per share equal to the Series D Liquidation Preference (the “Series D Redemption Price”).

4.6.5.3.1 The Series D Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series D Preferred have elected to require the Company to redeem all outstanding shares of Series D Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series D Preferred the Company can redeem,

(c)	the Series D Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series D Preferred to be redeemed.

4.6.5.4 Each holder of shares of Series D Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series D Redemption Date) the Series D Redemption Price for such shares of Series D Preferred shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.6.5.5 If the Series D Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.6.5.6 with respect to any shares of Series D Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series D Redemption Date, except only the right of the holder to receive the Series D Redemption Price upon surrender of the certificate evidencing such shares.

4.6.5.6 Subject to Section 4.6.5.2, within 10 business days of the Company’s receipt of the Series D Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series D Redemption Price of all outstanding shares of Series D Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series D Redemption Date, the Series D Redemption Price to the respective holders of Series D Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series D Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series D Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series D Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series D Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series D Redemption Price with respect to such shares only from the Company.

4.6.5.7 Subject to Section 4.6.5.2, if the funds of the Company legally available therefor shall be insufficient to discharge the Series D Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series D Redemption Election in accordance with Section 4.6.5.6. The maximum number of full shares of Series D Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series D Preferred as of the date of such Series D Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series D Preferred ratably from the holders thereof as funds legally available therefor become available.

4.6.5.8 Nothing in this Section 4.6.5 shall prevent any holder of shares of Series D Preferred from exercising the Series D Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.6.6	No Reissuance of Series D Preferred. No share or shares of Series D Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.7 Powers and Qualifications of Series E Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series E Preferred are as follows:

4.7.1

Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series E Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series E Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together as a single class, on an as-converted basis, and not as separate classes or series.

4.7.2	Dividends.

4.7.2.1 The holders of Series E Preferred shall be entitled to receive dividends at the rate of 8% of the Series E Original Purchase Price (as defined below) (such amount to be adjusted proportionately in the event the shares of Series E Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and non-cumulative. The “Series E Original Purchase Price” shall be $1.302333.

4.7.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.7.2.1 (adjusted in accordance therewith, if applicable) on the Series E Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series E Preferred in an amount for each such share of Series E Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series E Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred, that such shares of Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.7.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.7.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series E Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under 4.7.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series E Preferred then held by such holder are then convertible.

4.7.3	Liquidation Rights.

4.7.3.1 If the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series E Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series D Preferred, Series C Preferred, Series B

Preferred, Series A Preferred or Common, an amount equal to (i) 100% of the Series E Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series E Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to 8% of the Series E Original Purchase Price per annum from the date of issuance of such share of Series E Preferred plus (iii) any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company (the sum of clauses (i), (ii) and (iii), the “Series E Liquidation Preference”).

4.7.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of Series E Preferred shall be insufficient to permit the payment of the full Series E Liquidation Preference, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series E Preferred, based upon the amounts which would otherwise be payable to such holders pursuant to Section 4.7.3.1.

4.7.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.7.3.1, 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an as-converted basis.

4.7.3.4 Unless waived by the holders of at least the Series E Approval Amount, each of the Deemed Liquidation Events specified in Section 4.3.3.4 shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5, 4.6.3.5 and 4.7.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5, 4.6.3.1 through 4.6.3.5 and 4.7.3.1 through 4.7.3.5.

4.7.3.5 Whenever the distribution provided for in this Section 4.7.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.7.4	Conversion.

4.7.4.1 Terms of Conversion.

4.7.4.1.1 Optional Conversion. The holder of each share of Series E Preferred shall have the right (the “Series E Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.7.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) the Series E Original Purchase Price,

by:

(B) the Series E Conversion Price (as defined below) in effect at the time of conversion.

The “Series E Conversion Price” shall initially be $1.302333 and shall be subject to adjustment from time to time as provided in this Section 4.7.4.

4.7.4.1.2 Mandatory Conversion. All of the outstanding Series E Preferred shall, without any further action by a holder thereof, convert into Common (a “Series E Mandatory Conversion”) upon the first to occur of the following (each a “Series E Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least the Series E Approval Amount issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount, or (D) at such time as is specified in a vote or written consent of the holders of at least the Series E Approval Amount with respect to the conversion of all Preferred into Common. In each case, each share of Series E Preferred shall be automatically converted, without cost, on the terms of this Section 4.7.4, into the number of shares of Common into which such share of Series E Preferred would be convertible under 4.7.4.1.1 immediately prior to such conversion.

4.7.4.2 Mechanics of Conversion.

4.7.4.2.1 Optional Conversion. A holder of any share of Series E Preferred may exercise the Series E Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series E Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series E Preferred being converted shall also evidence shares of Series E Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series E Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series E Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.7.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series E Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series E Mandatory Conversion Event.

Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series E Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series E Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.7.4.3 Effective Date of Conversion.

4.7.4.3.1 Optional Conversion. The conversion of any shares of Series E Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.7.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.7.4.3.2 Mandatory Conversion. The conversion of shares of Series E Preferred shall take place upon the first to occur of the Series E Mandatory Conversion Events, whether or not the certificates representing such shares of Series E Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.7.4.4 Adjustment of Conversion Price.

4.7.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series E Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.7.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series E Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.7.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series E Conversion Price pursuant to Sections 4.7.4.4.1 or 4.7.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series E Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series E Preferred (or of any securities into which the Series E Preferred is changed or for which the Series E Preferred is exchanged), so that:

(X) the holders of Series E Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series E Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series E Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series E Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided this Section 4.7.4.4.

The provisions of this Section 4.7.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.7.4.4.4 Additional Shares of Common. If the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the Series E Conversion Price in effect at such issuance, then the Series E Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series E Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series E Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series E Conversion Price be reduced below $0.01.

4.7.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.7.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.7.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.7.4.4.7 Liquidating Dividends. If the Company, at any time while any of the Series E Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series E Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series E Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.7.3 of this Restated Certificate.

4.7.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series E Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series E Preferred.

4.7.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series E Preferred will, upon issuance, be fully paid and non-assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series E Conversion Right of any Series E Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.7.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.7.4.4, the Company shall mail to each holder of Series E Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.7.4.8 Notice of Adjustments. Whenever the Series E Conversion Price or the kind of securities issuable upon the conversion of Series E Preferred, or both, shall be adjusted pursuant to Section 4.7.4.4, the Company shall mail to each holder of Series E Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Series E Conversion Price and the kind of securities issuable upon the conversion of Series E Preferred after giving effect to such adjustment.

4.7.5	Redemption.

4.7.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.7.5.2 At any time on or after the Redemption Trigger Date, the holders of at least the Series E Approval Amount shall have the right to elect to require the Company to redeem all outstanding shares of Series E Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series E Redemption Election”), the Company will provide a written notice (“Series E Redemption Notice”) advising each holder of Series E Preferred of the proposed redemption in the form required under Section 4.7.5.3.1. The Board of Directors shall establish the date on which the Series E Preferred will be redeemed (“Series E Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series E Redemption Election. On the Series E Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series E Preferred at a price per share equal to the Series E Liquidation Preference (the “Series E Redemption Price”).

4.7.5.2.1 The Series E Redemption Notice shall state:

(a)	that the holders of at least the Series E Approval Amount have elected to require the Company to redeem all outstanding shares of Series E Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series E Preferred the Company can redeem,

(c)	the Series E Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series E Preferred to be redeemed.

4.7.5.3 Each holder of shares of Series E Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series E Redemption Date) the Series E Redemption Price for such shares of Series E Preferred shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.7.5.4 If the Series E Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.7.5.5 with respect to any shares of Series E Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series E Redemption Date, except only the right of the holder to receive the Series E Redemption Price upon surrender of the certificate evidencing such shares.

4.7.5.5 Within 10 business days of the Company’s receipt of the Series E Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series E Redemption Price of all outstanding shares of Series E Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series E Redemption Date, the Series E Redemption Price to the respective holders of Series E Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series E Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series E Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series E Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series E Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series E Redemption Price with respect to such shares only from the Company.

4.7.5.6 If the funds of the Company legally available therefor shall be insufficient to discharge the Series E Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series E Redemption Election in accordance with Section 4.7.5.5. The maximum number of full shares of Series E Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series E Preferred as of the date of such Series E Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series E Preferred ratably from the holders thereof as funds legally available therefor become available.

Nothing in this Section 4.7.5 shall prevent any holder of shares of Series E Preferred from exercising the Series E Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.7.6	No Reissuance of Series E Preferred. No share or shares of Series E Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.7.7	Protective Provisions. For so long as any shares of Series E Preferred remain outstanding, consent of the holders of at least the Series E Approval Amount shall be required for any action, either directly or indirectly by amendment, merger, consolidation or otherwise, that (i) alters or changes the rights, preferences or privileges of any series of Preferred, (ii) increases or decreases the authorized number of shares of Series E Preferred, (iii) increases or decreases the authorized number of shares of Common or Preferred, (iv) creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series E Preferred, (v) results in the redemption of any shares of Common (other than pursuant to equity incentive agreements with employees or service providers giving the Company the right to repurchase shares upon the termination of employment or services), (vi) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold, (vii) amends or waives any provision of this Restated Certificate or the Bylaws of the Company, (viii) increases or decreases the authorized size of the Board of Directors, (ix) creates or amends any employee stock option or incentive plan, (x) results in the payment or declaration of any dividend on any shares of Common or Preferred, (xi) makes or permits any material change in the nature of the business of the Company or any of its subsidiaries or (xii) creates, incurs, assumes, suffers to exist, prepays or guarantees any indebtedness, other than trade or other accounts payable incurred in the ordinary course of business, whether or not secured by any mortgage, pledge or lien on property owned by the Company, or that might cause the subordination or default of any existing indebtedness of the Company. If any of the actions specified in clauses (i) through (xii) above are entered into without the consent of the holders of at least the Series E Approval Amount, such action shall be null and void ab initio, and of no force or effect.

4.8 Default Commitment Conversion. Each share of Preferred is subject to the following provisions:

4.8.1	If a holder of Preferred does not invest any amount which such holder of Preferred has committed to invest (a “Committed Amount”) pursuant to the terms of the Series E Purchase Agreement when such amounts are required by the terms of the Series E Purchase Agreement to be invested, then, provided the default is still occurring and the Committed Amount has not been funded, on the tenth (10th) day following written notice by the Company of such default (the “Conversion Date”), each share of Series E Preferred held by such holder, or previously held by such holder and subsequently transferred, shall automatically convert into one tenth (1/10th ) the number of shares of Common into which such share of Series E Preferred would have converted pursuant to Section 4.7.4 on the day immediately preceding the Conversion Date.

4.8.2	Promptly following the Conversion Date, the holder of shares so converted shall surrender the certificates therefor at the office of the Company or any transfer agent for the Preferred. Upon such surrender the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series E Preferred are converted pursuant to this Section 4.8, then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate on the Conversion Date, except only the right of the holder upon surrender of the certificates evidencing such converted shares to receive certificates evidencing the shares of Common issued upon such conversion.

4.8.3	All shares of Common issued to any holder of Preferred as a result of conversion pursuant to this Section 4.8 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. No cash in lieu of any fractional share shall be paid to any stockholder as a result of conversion pursuant to this Section 4.8. In determining whether a Purchaser has satisfied the criteria set forth in Section 4.8.1, any purchases of Series E Preferred under the Series E Purchase Agreement by a Related Party (as defined in the Series E Purchase Agreement) of such Purchaser that are in excess of such Related Party’s obligations under the Series E Purchase Agreement, if any, shall, to the extent requested by such Related Party be attributed to such Purchaser; provided that no shares constituting part of such excess shall be attributed to more than one person or entity.

5.	NUMBER OF DIRECTORS

Subject to Section 4.7.7, the number of Directors of the Company may be fixed by the Bylaws.

6.	ELECTIONS OF DIRECTORS

Elections of directors may be, but shall not be required to be, by written ballot.

7.	LIABILITIES OF DIRECTORS

To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Furthermore, notwithstanding the foregoing provision, in the foregoing provision, in the event that the General Corporation Law is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Company’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors of the Company (and any other persons to which the General Corporation Law permits the Company to provide indemnification) through Bylaw provisions, agreements with such directors or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any repeal or modification of this Section 7 shall not adversely affect any limitation hereunder on the personal liability of, or any indemnification of or advancement of expenses to, any director with respect to acts or omissions occurring prior to such repeal or modification.

8.	CORPORATE OPPORTUNITY

The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of a series of Preferred or any affiliate, partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

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IN WITNESS WHEREOF, said ARGOS THERAPEUTICS, INC. has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by Jeffrey Abbey, its Chief Executive Officer, this 29th day of July, 2013.

ARGOS THERAPEUTICS, INC.

Per :	/s/ Jeffrey Abbey